Exhibit 15.2
[Letterhead of Haiwen & Partners]
HAIWEN & PARTNERS
21/F, Beijing Silver Tower, No. 2 Dong San Huan North Road
Chaoyang District, Beijing 100027, P.R.China
(TEL): (86 10) 8441 5888
(FAX): (86 10) 8441 5999
April 9, 2009
Baidu, Inc.
12/F, Ideal International Plaza
No. 58 West-North 4th Ring
Beijing, 100080, People’s Republic of China
Dear Sirs,
     We hereby give our consent to the reference to our firm under the heading “Regulation” in Baidu, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008, which will be filed with the Securities and Exchange Commission in the month of April 2009.
Yours faithfully,
/s/ Haiwen & Partners